UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AT HOME GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement dated June 7, 2021 to the Proxy Statement dated May 4, 2021

At Home Group Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) on May 4, 2021 in connection with its 2021 annual meeting of stockholders to be held on June 16, 2021 (the “Annual Meeting”). This Supplement to the Proxy Statement (this “Supplement”) is being released on or about June 7, 2021 and should be read in conjunction with the Proxy Statement. Stockholders should carefully read the Proxy Statement in its entirety and any other relevant documents that the Company files with the Securities and Exchange Commission (the “SEC”) when they become available before making any voting decision for the Annual Meeting because they contain important information. The information contained in this Supplement modifies or supersedes any inconsistent information contained in the Proxy Statement. The information provided below may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended.

The Proxy Statement, any amendments thereto (including this Supplement), and other materials filed with the SEC concerning the Company or the Annual Meeting are (or will be, when filed) available free of charge at http://www.sec.gov or from the Company by accessing its website at http://investor.athome.com under the heading “SEC Filings”. References to website addresses are not intended to function as hyperlinks and the information contained on, or that can be accessed through, such websites is not part of this Supplement or the Proxy Statement.

The Company hereby revises and replaces the information in the subheader entitled “Who will pay the costs of soliciting these proxies?” on page 90 of its Proxy Statement for the Annual Meeting with the information set forth below.

Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokers and other nominees holding shares of voting stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of voting stock for their reasonable costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone, or personal solicitation by our directors, officers or other employees.

Subsequent to the filing of the Proxy Statement for the Annual Meeting, we retained MacKenzie Partners, Inc. to assist us in the solicitation of proxies for a subsequent special meeting of stockholders to approve the proposed cash merger transaction in which At Home would be acquired by funds affiliated with Hellman & Friedman for $36 per share, as announced on May 6, 2021. The Company determined to replace its prior proxy solicitor for the Annual Meeting with MacKenzie Partners. For its proxy solicitation services in connection with the Annual Meeting, MacKenzie Partners will receive a proxy solicitation fee of $20,000, plus out of pocket expenses. No additional compensation will be paid to our directors, officers or other employees for such services. If you have any questions or need assistance in voting your shares, please contact MacKenzie Partners, via telephone Toll-Free at (800) 322-2885 or via email at Home@mackenziepartners.com.